UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

AKERNA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Larimer St. #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 932-6537

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.01 of this Current Report is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2021, Akerna Corp., a Delaware corporation (the “Company”), closed on its previously announced Stock Purchase Agreement (the “Agreement”) with the shareholders (the “Sellers”) of The NAV People Inc., a Delaware corporation d/b/a “365 Cannabis” (“365 Cannabis”) (the “Closing”), pursuant to which the Company acquired all right, title and interest in 100% of the issued and outstanding capital stock of 365 Cannabis (calculated on a fully diluted basis), free and clear of all liens. The Agreement was previously described in and filed with the Company’s Current Report on Form 8-K, filed with the Commission on September 21, 2021.

The consideration amount under the Agreement was $17 million (the “Purchase Price). As previously reported, the Purchase Price was payable as (a) at least $4 million of cash (the “Cash Consideration”) and (b) a number of fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share, that is equal to the Purchase Price less the Cash Consideration divided by $3.36, with the Cash Consideration being subject to upward adjustment by the Company in its sole discretion at Closing. At the Closing, the Company elected to pay $4.5 million in Cash Consideration, and the parties agreed to approximately $500,000 of Cash Consideration being moved to 12 months after the Closing. Therefore, the Company issued 3,571,429 shares of common stock (the “Stock Consideration”), representing an aggregate value of approximately $12 million. 357,143 shares of the Stock Consideration will be held in escrow for a period of, and will be released from escrow after a period of, 12 months, subject to certain indemnity claims under the Agreement. The shares of common stock are also subject to a lock-up agreement between the Company and the Sellers and will be released from lock-up as follows: (a) 50% of the Stock Consideration six months from the date of the Closing, (b) 25% of the Stock Consideration nine months from the date of Closing and (c) the remaining 25% of the Stock Consideration one year from the date of the Closing. The form of lock-up agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Cash Consideration was funded from available cash on hand. The shares of common stock were issued in exchange for the shares of 365 Cannabis held by the Sellers pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, such exemption being available based on the representations of the Sellers. In connection with the issuance of the Consideration Shares, the Company entered into a registration rights agreement with the Sellers pursuant to which the Company has agreed to register under the Securities Act the Stock Consideration shares for resale by the Sellers. The Company has agreed to file the registration statement under the Securities Act within 60 days after the Closing and bring such registration statement effective no later than the eariler ofthe earlier of (i) sixty (60) days following the filing deadline (or ninety (90) days after the filing deadline if the registration statement is reviewed by, and receives comments from, the Securities and Exchange Commission (the “Commission”) and (ii) five (5) business days after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the registration statement will not be “reviewed” or will not be subject to further review. The Company has agreed to maintain the effectiveness of the registration statement for a period as set forth therein. The Company will pay certain penalties for its failure to file, bring effective or maintain the registration statement in accordance with the terms of the registration rights agreement. The registration rights agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

As previously reported, the Company also agreed to pay earn-out payments during the earn-out period of 12 months (the “Earn-out Period”) equal to the (a) 3.0 multiplied by the recurring revenue (as defined in the Agreement) generated during the Earn-out Period from (i) sale of 365 Cannabis products (less any excluded revenue) and (ii) sales of the products of the Company’s other wholly-owned subsidiary, Viridian Sciences, Inc., to any customers other than the customers listed on Exhibit A of the Agreement, each as determined by the Company minus (b) the Purchase Price. The earn-out payment is payable in cash or shares of common stock of the Company, in the sole discretion of the Company; provided however, that the Company will not issue shares of common stock to the extent that such issuance would violate the rules of the Nasdaq Capital Market without approval of the stockholders of the Company, unless such approval has been obtained. The earn-out payment is subject to early payment if certain key employees are terminated without cause prior to the end of the Earn-out Period, subject to monthly cumulative recurring revenue targets being met at the time of termination.

The description of the Agreement, the form of lock-up agreement and the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, the form of lock-up and the registration rights agreement. Copies of the Agreement, the form of lock-up agreement and the registration rights agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. Pursuant to the Agreement, each of the Company, 365 Cannabis and the Sellers made customary representations, warranties and covenants. The representations, warranties, and covenants were made by the parties to, and solely for the benefit of, each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 2.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(10)	Financial Statements.

The Company intends to file the financial statements of 365 Cannabis required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit	Description

10.1	Stock Purchase Agreement, dated September 13, 2021 (incorporated by reference to Exhibit 10.1 to the registrants’ Form 8-K filed on September 21, 2021 (File No. 001-39096)).
10.2	Form of Lock-up Agreement
10.3	Registration Rights Agreement with Sellers of 35 Cannabis
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERNA CORP.

	By:	/s/ John Fowle
John Fowle
Chief Financial Officer
Dated: October 4, 2021

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